SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------
                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                 Date of earliest event reported: June 28, 2000



                           TOP AIR MANUFACTURING, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                                      Iowa
                 (State or Other Jurisdiction of Incorporation)


       0-10571                                            42-1155462
(Commission File Number)                    (I.R.S. Employer Identification No.)

317 Savannah Park Road, Cedar Falls, Iowa                    50613
(Address of Principal Executive Offices)                  (Zip Code)

                                 (319) 268-0473
              (Registrant's Telephone Number, Including Area Code)

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Item 5.  Other Events.

         The Company has been and continues to be unable to meet certain financial covenants contained in the Credit and Security Agreement between the Company and its bank lender providing for a $6 million line of credit. On May 25, 2000, the Company entered into an agreement with its bank lender whereby the bank agreed to either waive the covenants that are in default or to forebear from exercising their right under the line of credit facility and agreed to extend the maturity date and the line of credit facility to July 18, 2000. As of June 28, 2000, the Company had borrowed all of the funds available to it under the borrowing base formula contained in the line of credit facility with its bank lender. In order to meet its immediate working capital needs, on June 28, 2000 the Company and its bank lender entered into an agreement to advance an additional $200,000 to the Company in excess of the borrowing base formula contained in the line of credit facility which additional borrowings will become due and payable on July 10, 2000.

         The Company continues to explore alternative sources of financing but as of the date of this report has not received a commitment from any lending source to provide such financing. In addition, the Company's cash needs have been increasing because of the need to begin to build inventory levels in anticipation for the fall harvest season of the agricultural industry. No assurance can be given that the Company will be able to supplement or replace its current line of credit facility with its bank lender or that any such supplement or replacement will not be on terms less favorable than the current loan.

         Based on the Company's current strained cash flow position during a time of normal inventory buildup, if the Company is unable to supplement its existing credit facility or replace it with an alternate source of financing to provide sufficient funds to build inventory to normal seasonal levels, the Company's sales and operating profits will be negatively impacted. In such case, the Company's ability to fund its operations could be significantly impaired. Moreover, if the Company's current bank lender is unwilling to continue to provide working capital funding and the Company cannot find an alternate source of such funds, there is substantial doubt as to whether or not the Company will be able to continue as a going concern absent an agreement with its bank lender to restructure the Company's indebtedness to that bank lender.

         While the fourth quarter of 2000 will show considerable improvement over the fourth quarter of fiscal 1999, the Company expects to report a slight loss for the quarterly period.

Item 7.  Financial Statements and Exhibits

         (a)      Not applicable

         (b)      Not applicable

         (c)      Exhibits


Exhibit Number    Description
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    10(a)         Special Advance Agreement dated June 28, 2000.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  July 5, 2000

                                       TOP AIR MANUFACTURING, INC.


                                       By: /s/ Steven R. Lind
                                           -------------------------------------
                                           Steven R. Lind
                                           President and Chief Executive Officer